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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: e.g. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: e.g. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY NUMBER of—	For this type of account:		Give the EMPLOYER IDENTIFICATION NUMBER of—

1.	An individual		The individual	6.	Sole proprietorship	The owner(3)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	Legal entity(4)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Corporate	The corporation
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	Partnership or limited liability company	The partnership or limited liability company
				11.	A broker or registered nominee	The broker or nominee
5.	Sole proprietorship		The owner(3)	12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

   If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration or Form SS-4, Application for Employer Identification Number, at the Internal Revenue Service (the "IRS") and apply for a number.

   If you do not have a number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Substitute Form W-9 and return it to the payer. You must provide a payer with a taxpayer identification number within 60 days. During this 60-day period, a payer has two options for withholding on reportable interest or dividend payments:

(1)
a payer must backup withhold on any withdrawals you make from the account after 7 business days after a payer receives the Substitute Form W-9; or
(2)
a payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. Under this option, backup withholding must begin no later than 7 business days after a payer receives the Substitute Form W-9. Under this option, a payer must refund the amounts withheld if a payer receives your certified taxpayer identification number within the 60-day period and you are not otherwise subject to backup withholding during the period.

   With respect to other reportable payments, if a payer does not receive your taxpayer identification number within the 60 days, a payer must backup withhold, until you furnish your taxpayer identification number.

Certification

   For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to a payer, you must cross out item 2 in Part III before signing the form.

Payees and Payments Exempt from Backup Withholding

   Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement account or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
  •
  The United States or any of its agencies or instrumentalities.
  •
  A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities.
  •
  An international organization or any of its agencies or instrumentalities.

   Other payees that may be exempt from backup withholding include the following:

  •
  A corporation.
  •
  A financial institution.
  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  •
  A real estate investment trust.
  •
  A common trust fund operated by a bank under section 584(a) of the Code.
  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.
  •
  A foreign central bank of issue.
  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.
  •
  A middleman known in the investment community as a nominee or custodian.
  •
  A trust exempt from tax under section 664 or described in section 4947.

   Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  •
  Payments described in section 6049(b)(5) of the Code to non-resident aliens.
  •
  Payments on tax-free covenant bonds under section 1451 of the Code.
  •
  Payments made by certain foreign organizations.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.
  •
  Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.
  •
  Payments of patronage dividends where the amount received is not paid in money.
  •
  Payments made by certain foreign organizations.
  •
  Section 404(k) payments made by an ESOP.

   Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code, and their regulations.

Privacy Act Notice

   Section 6109 of the Code requires recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The payer must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 31% of taxable interest, dividend, and certain other payments to a payee who does not finish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2)
Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.
(3)
Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9